Exhibit 10.22

SHARE OPTION AGREEMENT

THIS SHARE OPTION AGREEMENT (this “Agreement”) is made and entered into as of                  , 2006, between Aspect Software Group Holdings Ltd., a company formed under the laws of the Cayman Islands (the “Company”), and [                    ] (“Employee”).

The Company and Employee desire to enter into this Agreement whereby the Company will grant Employee the options specified herein to acquire certain of the Company’s ordinary shares. Defined terms used in this Agreement without definition will have the meanings ascribed thereto in the Company’s Amended and Restated 2004 Option Plan (the “Plan”), a copy of which is attached hereto as Exhibit A. In the event a provision of this Agreement is inconsistent or conflicts with the provisions of the Plan, the provisions of the Plan will govern and prevail.

The parties hereto agree as follows:

1. Plan Acknowledgment. Each of the undersigned agree that this Agreement has been executed and delivered, and the share options have been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Employee and, except as otherwise specified herein, pursuant to each of the terms and conditions of the Plan.

2. Options.

(a) Option Grants.

(i) Tranche I Option Grant. The Company hereby grants to Employee, pursuant to the Plan, an option (the “Tranche I Option”) to purchase up to [                    ] Class A-2 Shares, at an exercise price per share of $[            ] (the “Tranche I Option Price”). The Tranche I Option Price and the number of Option Shares issuable upon exercise of the Tranche I Option will be equitably adjusted for any share split, share dividend, reclassification or recapitalization of the Class A-2 Shares which occurs subsequent to the date of this Agreement. The Tranche I Option will expire on the close of business on the seventh anniversary of the date of this Agreement, subject to earlier expiration in connection with the termination of Employee’s employment, as provided in Section 2(c) below. The Tranche I Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(ii) Tranche II Option Grant. The Company hereby grants to Employee, pursuant to the Plan, an option (the “Tranche II Option”) to purchase up to [                    ] Class A-2 Shares, at an exercise price per share of $[            ] (the “Tranche II Option Price”). The Tranche II Option Price and the number of Option Shares issuable upon exercise of the Tranche II Option will be equitably adjusted for any share split, share dividend, reclassification or recapitalization of the Class A-2 Shares which occurs subsequent to the date of this Agreement. The Tranche II Option will expire on the close of business on the seventh anniversary of the date of this Agreement, subject to earlier expiration in connection with the termination of Employee’s employment, as provided in Section 2(c) below. The Tranche II Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(iii) Tranche III Option Grant. The Company hereby grants to Employee, pursuant to the Plan, an option (the “Tranche III Option”) to purchase up to [                    ] Class A-2 Shares, at an exercise price per share of $[            ] (the “Tranche III Option Price”). The Tranche III Option Price and the number of Option Shares issuable upon exercise of the Tranche III Option will be equitably adjusted for any share split, share dividend, reclassification or recapitalization of the Class A-2 Shares which occurs subsequent to the date of this Agreement. The Tranche III Option will expire on the close of business on the seventh anniversary of the date of this Agreement, subject to earlier expiration in connection with the termination of Employee’s employment, as provided in Section 2(c) below. The Tranche III Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(b) Exercisability. The Options described in Section 2(a) above may be exercised only if and to the extent (i) they have vested and (ii) the Company has consummated an IPO. On each date set forth below each tranche of the Options described in Section 2(a) above will have vested with respect to the cumulative percentage of Option Shares set forth opposite such date if Employee is, and has been, continuously employed by the Company or its Subsidiaries from the date of this Agreement through such date:

Date	Cumulative Percentage of Option Shares Vested

, 2007	25%
, 2008	50%
, 2009	75%
, 2010	100%

;provided that if Employee’s Termination Date occurs at any time after             , 2007 and prior to             , 2010, the cumulative percentage of Option Shares to become vested shall be determined on a pro rata basis according to the number of calendar months elapsed since the prior annual vesting date.

(c) Expiration of Unvested Options. Notwithstanding any provision herein to the contrary, any portion of the Options granted hereunder that have not vested as of the Termination Date will automatically expire and be cancelled as of the Termination Date and may not be exercised under any circumstance.

(d) Treatment of Vested Options. Following Employee’s Termination Date, vested Options shall be treated in accordance with Section 12 of the Plan.

(e) Sale of the Company. Upon a Sale of the Company, the Options granted hereunder shall be treated in accordance with Section 16 of the Plan.

(f) Cancellation on Seventh Anniversary of Option Grant. Notwithstanding any provision herein to the contrary, all Options granted hereunder shall automatically expire and be cancelled as of the seventh anniversary of the date hereof, unless sooner exercised in accordance with this Agreement and the Plan.

(g) Procedure for Exercise. At any time after all or any portion of the Options granted hereunder have become exercisable with respect to any Option Shares and prior to the close of business on the seventh anniversary of the date of this Agreement (except as provided for in Section 2(c), 2(d) or 2(e) above), Employee may exercise all or any portion of the Options granted hereunder with respect to Option Shares which have become vested and exercisable pursuant to Section 2(b) above by delivering written notice of exercise to the Company, together with (i) a written acknowledgment that Employee has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Employee regarding the Company and its Subsidiaries and (ii) payment in full by delivery of a cashier’s, personal or certified check or wire transfer of immediately available funds to the Company in the amount equal to the number of Option Shares to be acquired multiplied by the applicable option exercise price.

(h) Securities Laws Restrictions. Employee represents that when Employee exercises any portion of the Options he or she will be purchasing the Option Shares represented thereby for Employee’s own account and not on behalf of others. Employee understands and acknowledges that federal, state and foreign securities laws govern and restrict Employee’s right to offer, sell or otherwise dispose of any Option Shares unless Employee’s offer, sale or other disposition thereof is registered under the Securities Act and federal, state and foreign securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. Employee agrees that he or she will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under applicable securities law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other applicable securities law. Employee further understands that the certificates for any Option Shares which Employee purchases will bear the legend set forth in the Plan or such other legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

(i) Limited Transferability of the Options. The Options granted hereunder are personal to Employee and are not transferable by Employee except in accordance with Section 13 of the Plan.

3. Employee’s Acknowledgement. Employee acknowledges and represents that he or she has consulted with (or has had an opportunity to consult with) independent legal counsel regarding his or her rights and obligations under this Agreement (including, without limitation, the Plan) and that he or she fully understands the terms and conditions contained herein and therein.

4. Notices. Any notices required or permitted under this Agreement or the Plan will be delivered in accordance with the requirements of the Plan.

5. Successors and Assigns. Except as otherwise provided herein, this Agreement and the Plan shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns (including subsequent holders of Option Shares); provided that the rights and obligations of Employee under this Agreement and the Plan shall not be assignable except in connection with a permitted transfer of Option Shares in accordance with the Plan.

6. Complete Agreement. This Agreement and the Plan and the other documents referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

8. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

9. Governing Law. This Agreement will be subject to the Governing Law provisions of the Plan as if fully set forth in this Agreement.

10. Remedies. Each of the parties to this Agreement will be entitled to any of the remedies specified in the Plan.

11. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Share Option Agreement as of the date first written above.

ASPECT SOFTWARE GROUP HOLDINGS LTD.

By:

Its:

[EMPLOYEE]